UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 29, 2012

Tessera Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On June 29, 2012, Tessera, Inc., a wholly-owned subsidiary of Tessera Technologies, Inc. (the “Company”), received a letter from Powertech Technology Inc. (“PTI”) that purports to terminate its license agreement with Tessera, Inc. as of June 30, 2012. In the letter PTI also stated that on July 30, 2012 it will make a payment to Tessera, Inc. in protest under the license agreement for the quarter ended June 30, 2012. A copy of the Company’s press release regarding the letter from PTI is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

On December 6, 2011, PTI filed a complaint against Tessera, Inc. seeking a declaratory judgment that PTI had the right to terminate its license agreement due to a breach of contract by Tessera, Inc. Tessera, Inc. disagrees with PTI’s assertion that Tessera, Inc. has breached the contract, and believes that PTI is not entitled to terminate the licensee agreement pursuant to its terms.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2012

TESSERA TECHNOLOGIES, INC.

By:	/S/ MICHAEL ANTHOFER
Name:	Michael Anthofer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 2, 2012